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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Ballantyne of Omaha, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE AND PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held at

Hilton Hotel
Blackstone Room
1001 Cass Street
Omaha, NE 68102

on

Wednesday, May 21, 2008 at 9:00 a.m. (Central time)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 21, 2008

        The Annual Meeting of Stockholders of Ballantyne of Omaha, Inc. will be held at the Hilton Hotel, Blackstone Room, 1001 Cass Street, Omaha, Nebraska 68102, on May 21, 2008 at 9:00 a.m. CDT for the following purposes:

  1.
  To elect three directors of the Company to one-year terms.

  2.
  To consider and act upon a proposal to adopt the Non-Employee Director's Restricted Stock Plan.

  3.
  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

        Only those stockholders of record at the close of business on March 31, 2008, (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please submit your proxy as soon as possible to assure a quorum. Please vote in one of these three ways:

  (1)
  Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope, or

  (2)
  Use the toll-free telephone number listed on the proxy card, or

  (3)
  Visit the website at http://www.melloninvestor.com and have your proxy card in hand to vote through the internet.

        Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person. Stockholders who have previously voted but attend the meeting may withdraw their proxy if they wish to do so, and vote in person.

        Important: Your prompt return of the Proxy Card will help save your Company the expense and extra work of additional solicitation.

        If you desire assistance in scheduling overnight accommodations in Omaha, contact Debbie Wilbeck at Ballantyne at (402) 453-4444, ext. 303. Early reservations are encouraged.

        Our 2007 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

        I look forward to seeing you at the Annual Meeting.

        Dated this 21th day of April, 2008.

By Order of the Board of Directors

John P. Wilmers President and Chief Executive Officer

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2008

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne of Omaha, Inc. (the "Company"). The Company's principal offices are located at 4350 McKinley Street, Omaha, Nebraska and its telephone number is 402-453-4444. The 2008 Annual Meeting of Stockholders will be held on May 21, 2008 at 9:00 a.m. CDT at the Hilton Hotel, Blackstone Room, 1001 Cass Street, Omaha, Nebraska. As of the close of business on March 31, 2008, the Company had 13,858,438 shares of outstanding common stock, all of which are entitled to vote at the Annual Meeting. This Proxy Statement was first mailed to stockholders on approximately April 21, 2008.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At the Company's Annual Meeting, stockholders will act upon the matters described in the accompanying notice of meeting. In addition, management will report on Ballantyne's performance during fiscal 2007 and respond to questions from stockholders.

Who may vote?

        The Company has one class of voting shares outstanding. Only stockholders of record at the close of business on the Record Date, March 31, 2008, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the Record Date. Each share of common stock will have one vote on each matter to be voted on.

Who may attend the Annual Meeting?

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Company's common stock outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 13,858,438 shares of common stock was outstanding. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal.

May I vote by proxy card, by telephone or through the Internet?

        You may vote by proxy card, by telephone or through the internet. Voting by any of these methods will ensure that you are represented at the Annual Meeting even if you are not there in person.

May I vote confidentially?

        Yes. The Company's policy is to treat all stockholder meeting proxies, ballots and voting tabulations of a stockholder confidentially, if the stockholder has requested confidentiality on the proxy or ballot. Please refer to the attached proxy card for instructions.

        If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). The independent election inspectors may at any time inform us whether or not a stockholder has voted.

May I change my vote?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How does the Board recommend I vote?

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth in the description of each proposal in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each Proposal?

          Election of Directors.  If a quorum is present at the Annual Meeting, the nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of the directors by shares present at the meeting, in person or by proxy, and entitled to vote, shall be elected the directors. A director nominee must receive more votes "For" his or her election than "Against" votes to be elected. A properly executed proxy marked "Withhold" with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against the director nominee.

          Non-Employee Director's Restricted Stock Plan.  Approval of the Non-Employee Director's Restricted Stock Plan requires the affirmative vote of holders of a majority of all shares, present or represented by Proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

          Other Proposals.  Approval of Other Proposals requires the affirmative vote of holders of a majority of all shares, present or represented by Proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a "broker non-vote" occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

What if other matters are presented for determination at the Annual Meeting?

        As of the date of this Proxy Statement, the Company is not aware of any matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors.

Who pays the expenses incurred in connection with the solicitation of proxies?

        The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile. Mellon Investor Services LLC, the Company's Transfer Agent, is prepared to assist the Company to solicit proxies, if necessary.

  How may I get additional copies of the Annual Report?

        Our Annual Report for the fiscal year ended December 31, 2007, including financial statements, is enclosed. For additional printed copies, please contact our Corporate Secretary by mail at the address listed below:

    Attn: Corporate Secretary
    Ballantyne of Omaha, Inc.
    4350 McKinley Street
    Omaha, NE 68112

PROPOSAL 1
ELECTION OF DIRECTORS

        The original Bylaws of the Company provided that the directors be divided into three classes. The members of each class serve staggered three-year terms. Messrs. Alvin Abramson and Marc E. LeBaron were the Class I directors; Messrs. William F. Welsh, II, Christopher E. Beach and Mark D. Hasebroock were Class II directors; and Mr. John P. Wilmers was the Class III director. The remaining three-year term of the Class II directors expire on the Annual Meeting of Stockholders to be held in 2009.

        During 2006, the Board of Directors and the stockholders approved an amendment to the Company's Certificate of Incorporation and Bylaws to declassify the Board of Directors to provide for the annual election of all directors. Current directors will continue to serve the remainder of their elected terms. Beginning with the election of what was the Class III director at the 2007 Annual Meeting, directors will be elected annually so that by the Annual Meeting in 2009, all directors will be elected annually. Therefore, the three-year terms of Messrs. Alvin Abramson and Marc E. LeBaron under the original Bylaws and the one-year term of Mr. John P. Wilmers under the amendment to the Bylaws expires this year and the Board of Directors has nominated them to serve until the 2009 Annual Meeting. The elections of Messrs. Abramson, Mr. LeBaron and Wilmers require the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. Consequently, votes withheld and broker non-votes with respect to the election of the directors will have no impact on their election. Proxies which are properly signed and returned will be voted at the meeting. Stockholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications, the proxy will be voted for the election of the nominees for directors and in accordance with the instructions of the Board of Directors as to any other matters.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ELECTION OF MESSRS ABRAMSON, LEBARON AND WILMERS.

BOARD OF DIRECTORS

        The Board of Directors has set the number of directors for 2008 at six (6). The chart below sets forth a list of the names, ages and past five-year business history of each nominee and current director and any public company directorships held by such persons and, the year in which each became a director of the Company.

Nominee: Term Expiring in 2008

        Alvin Abramson, age 79, Self-employed business consultant since 2000. Retired Certified Public Accountant. Served as Director of the Company since May 2002. Member of Audit (Chair) and Nominating Committees.

        Marc E. LeBaron, age 53, Chairman/CEO of Lincoln Industries from 2001 to present. Director of Assurity Life Insurance Company. Served as Director of the Company since 2005. Member of Audit, Compensation and Nominating Committees.

        John P. Wilmers, age 63, President and CEO of Ballantyne since March 1997, previously executive Vice President of the Company since 1992; joined the Company in 1981 and served in various capacities thereafter. Served as Director of the Company since 1995.

Term Expires in 2009

        William F. Welsh, II, age 66, Retired Chairman/CEO of Election Systems & Software. Director of Lindsay Manufacturing since 2000. Served as Director of the Company since 2000. Chairman of the Board and Member of Compensation (Chair), Nominating (Chair) and Financial/Strategic Planning and Corporate Governance Committees.

        Christopher E. Beach, age 38, CEO and Founder of Bayshore Capital Management, LLC, an investment firm specializing in small and micro-cap public companies from 2002 to present. Previously, Mr. Beach was a consultant and private investor. Served as Director of the Company since 2006. Member of Audit, Compensation and Nominating Committees.

        Mark D. Hasebroock, age 48, Co-Founder of Netshops, Inc. from 2002 to present. Served as Director of the Company since 2003. Member of Audit, Compensation, Nominating and Financial/Strategic Planning and Corporate Governance Committees.

        The Board of Directors held six meetings in person during 2007. In addition, the Board of Directors held two meetings via teleconference. All directors serving at the time participated in all meetings.

CORPORATE GOVERNANCE

        The Board of Directors operates pursuant to the provisions of the Company's Certificate of Incorporation and Bylaws and has also adopted several corporate governance policies to address significant corporate governance issues. The Board of Directors has adopted the following governance documents:

  •
  Code of Ethics

  •
  Audit Committee Charter

  •
  Nominating Committee Charter

  •
  Procedures for bringing concerns or complaints to the attention of the Audit Committee

        These corporate governance documents are available in print to any stockholder upon request.

Board Independence

        The Board of Directors is composed of a majority of independent directors as defined by the listing requirements of the American Stock Exchange (AMEX).

Communication to the Board

        Stockholders wishing to communicate with the Board of Directors should address written correspondence to the Secretary of the Company who will present the communication to the Board.

Board Attendance at Annual Meeting

        All members of the Board of Directors are encouraged to attend the Annual Meeting. All directors attended the 2007 Annual Meeting.

AUDIT COMMITTEE

        The Company, acting under a written charter, has a standing Audit Committee of the Board of Directors. The Audit Committee consists of directors Abramson (Chair), Beach, Hasebroock and LeBaron, who are independent directors, as defined by AMEX listing requirements. All Audit Committee members are financially literate. The Board of Directors has determined that Mr. Abramson is an "audit committee financial expert" as defined by Item 407(d)(5)(i)(A)(1) of Regulation S-K of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and performs such other duties as are directed by the Board. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements.

        The Committee is directly responsible for the appointment of the independent registered public accounting firm engaged to prepare or issue an audit report on the financial statements and internal controls of the Company and periodically reviews and evaluates their performance and independence from management. All audit and permitted non-audit services are pre-approved by the Committee. Any services not covered by prior pre-approval or services exceeding the pre-approved cost levels, must be approved in advance by the Committee. During 2007, the Audit Committee met five times with all members participating.

COMPENSATION COMMITTEE

        The Compensation Committee is responsible for reviewing and recommending to the Board of Directors annually the compensation to be paid to the President and Chief Executive Officer of the Company. The Compensation Committee does not act under a written charter. The Compensation Committee of the Company's Board of Directors consists of directors Welsh, as Chair, Beach, LeBaron and Hasebroock. The Committee met three times in 2007 with all members participating.

        The Committee functions include:

  •
  Determining the compensation of the Chief Executive Officer;

  •
  Overseeing all other executive officers' compensation, including salary and payments under the Company's short-term incentive and stock plans.

        The Company also has an Outside Director Stock Option Committee, which is responsible for the granting of options under the Outside Directors Stock Option Plan.

NOMINATING COMMITTEE

        The members of the Nominating Committee are directors Welsh (Chair), Abramson, Beach, LeBaron and Hasebroock. All members of the Nominating Committee are independent as defined by the AMEX listing requirements. The Nominating Committee acts under a written charter, adopted by the Board of Directors. The Nominating Committee reports to and assists the Board of Directors in identifying individuals for membership to the Board and recommends to the Board the director nominees for the next Annual Meeting of Stockholders. The Nominating Committee met two times during 2007 with all members participating.

Director Nomination Process

        Nominees are chosen for their ability to represent all of the stockholders, and for their character, judgment, fairness and overall ability. As a group, they are expected to set the appropriate policy for the Company, and to bring to the Board of Directors broad experience in business matters and an insight and awareness of the appropriate and ever-changing role that corporations should have in society. Because the advice of those facing similar problems is of particular value, executive officers of other corporations are desirable nominees.

        The following personal criteria will be considered in selecting candidates for the Board of Directors:

  •
  Independence

  •
  Wisdom

  •
  Integrity

  •
  Understanding and general acceptance of our corporate philosophy

  •
  Valid business or professional knowledge and experience that can bear on our strategies and deliberations

  •
  Proven record of accomplishment

  •
  Willingness to speak one's mind

  •
  Ability to challenge and stimulate management

  •
  Future orientation

  •
  Willingness to commit time and energy

        The Nominating Committee evaluated Messrs. Alvin Abramson, Marc E. LeBaron, and John P. Wilmers using these criteria, and recommended their nomination to the Board of Directors. The Board, in turn, nominated all three persons for election as directors at the 2008 Annual Meeting of Stockholders.

        The Nominating Committee will also consider proposals for nominees for director from stockholders which are made in writing to the Secretary of the Company and comply with Bylaw requirements. The recommendation must contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. Recommendations must also include a written statement from the candidate expressing a willingness to serve.

PROPOSAL 2
APPROVAL OF NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

        On March 31, 2008, the Board of Directors approved the Ballantyne of Omaha, Inc. Non-Employee Director Restricted Stock Plan (Restricted Stock Plan). The Restricted Stock Plan will replace the 2005 Non-Employee Director Stock Option Plan. The Compensation Committee of the Board of Directors reviewed the advantages and disadvantages of stock option grants and subsequently recommended to the full Board of Directors that the Company adopt the Restricted Stock Plan in lieu of granting stock options to non-employee directors in the future. The Board believes that if the Restricted Stock Plan is adopted by the Company's stockholders, the plan will:

  •
  Award fewer stock grants than would be granted under the stock option plan, creating less dilution to stockholders;

  •
  Have a lesser impact to earnings compared to stock options while still providing a mechanism to link director and stockholder interests.

        The board believes the availability of the plan is an important factor in attracting, motivating and retaining qualified non-employee directors essential to the success of the Company.

        A restricted stock award is a grant that vests over time. As the stock award vests, directors receive Ballantyne common shares that they own outright.

Summary of the 2008 Non-Employee Directors' Restricted Stock Plan

        General.    The purpose of the Restricted Stock Plan is to provide incentives, which are linked directly to increases in stockholder value, to non-employee directors, in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company.

        Administration.    The Restricted Stock Plan will be administered by the Compensation Committee of the Board.

        Shares Subject to Plan.    The total number of shares reserved for issuance in connection with awards under the Restricted Stock Plan shall be 120,000 shares. If any awards are forfeited, canceled, terminated, exchanged or surrendered, or such award is settled in cash or otherwise terminates without a distribution of shares to the participant, any shares counted against the number of shares reserved and available under the plan with respect to such award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for awards under the plan.

        Eligible Director.    An eligible director means any individual who (i) is now, or hereafter becomes, a member of the Board; (ii) is neither an employee nor an officer of the Company or of any subsidiary or affiliate on the date of the grant of the Award; and (iii) has not elected to decline to participate in the Plan pursuant to the immediately succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Corporate Secretary.

        Terms of Awards.    Any eligible director shall be entitled to an award of restricted shares automatically on the next succeeding business day following their election to the Board, and on the next succeeding business day after each annual meeting of the stockholders, provided that the eligible director shall continue to be a member of the Board on the date of such grant. An eligible director who shall receive a grant of restricted shares shall be prohibited from selling any of said shares for a period from the date of the issuance of said restricted shares until the day prior to the next Annual Meeting of the Stockholders, following the issuance of said restricted shares. In the event that any eligible director shall cease to be an eligible director prior to that time, any such grant shall lapse, and in that event the eligible director shall forfeit all restricted shares still subject to such restriction.

        Non-transferability of Awards.    Unless otherwise set forth by the Committee in an award agreement, awards should not be transferable by an eligible employee except by will or laws of descent and distribution (except pursuant to a beneficiary designation).

        Adjustments Upon Changes in Capitalization, Merger or Sale of Assets.    In the event that the Committee shall determine that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate.

        Effective Date.    The Plan will become effective as of its approval by the stockholders at the 2008 Annual Meeting. The Plan will terminate as to future awards five (5) years after the effective date.

        Summary of Federal Income Tax Consequences.    The U.S. Federal income tax consequences to the Company and its Directors of awards under the Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Plan. Recipients of awards under the Plan should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Company's common stock associated with such stock award is received in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested (i.e., if the director is required to work for a period of time in order to have the right to sell the stock) when it is received under the Plan and the recipient had not elected otherwise, the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes.

        In the case of stock awards that take the form of the Company's unfunded and unsecured promise to issue common stock at a future date, the grant of this type of stock award is not a taxable event to the recipient because it constitutes an unfunded and unsecured promise to issue shares of Company common stock at a future date. Once this type of stock award vests and the recipient receives the Company common shares, the tax rules discussed in the previous paragraph will apply to receipt of such shares.

        The recipient's basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

        In the event that a recipient of a stock award receives the cash equivalent of Company common stock (in lieu of actually receiving Company common stock), the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received.

        In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

        This summary is qualified entirely by reference to the Plan document. A copy of the Restricted Stock Plan is attached as Appendix A.

Vote Required and Board Recommendation

        Approval of the Restricted Stock Plan requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to a vote at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Largest Owners of Ballantyne Shares

        The following table shows each person or entity Ballantyne knows to be the beneficial owner of more than five percent of the Company's outstanding common stock as of March 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Pequot Capital Management, Inc.(1) 500 Nyala Farm Road Westport, CT 06880	1,503,200	11.2%
Ilex Partners, LLC (2) 650 Madison Avenue, 17th Floor New York, NY 10022	741,482	5.4%
Cramer Rosenthal McGlynn, LLC(3) 520 Madison Avenue New York, NY 10022	1,376,400	9.9%
Dimension Fund Advisors LP(4) 1299 Ocean Avenue Santa Monica, CA 90401	699,217	5.1%

(1)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006 by Pequot Capital Management, Inc.

(2)
Ilex Partners, LLC, Steinhardt Overseas Management, LP and Michael H. Steinhardt reported their collective beneficial ownership on a schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2008.

(3)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008 by Cramer Rosenthal McGlynn, LLC.

(4)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008 by Dimension Fund Advisors, LP.

Share Ownership of Directors and Officers

        The following chart sets forth, as of the close of business on March 31, 2008, certain information concerning beneficial ownership of common stock by each director of the Company, each of the named executive officers (as defined below), and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned		Percent of Common Stock(1)
John P. Wilmers, President and CEO	211,432	(2)	1.53%
Kevin S. Herrmann, CFO	44,146	(3)	*
Ray F. Boegner, Senior Vice President	63,500	(4)	*
William F. Welsh, II, Chairman of the Board	145,875	(5)	1.05%
Christopher E. Beach, Director	268,225	(6)	1.94%
Alvin Abramson, Director	48,250	(7)	*
Marc E. LeBaron, Director	27,125	(8)	*
Mark D. Hasebroock, Director	47,250	(9)	*
All directors and executive officers as a group	855,803	(10)	6.18%

*
Less than 1% of common stock outstanding.(1)

All executive officers beneficially own 319,078 shares including exercisable stock options, or 2.30% of the outstanding common stock.(1)(11)

(1)
Based upon 13,858,438 shares of common stock outstanding as of March 31, 2008. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days of March 31, 2008 upon the exercise of stock options (assumes vesting of certain outside directors stock options effective May 22, 2008). Accordingly, the number of shares and percentage set forth next to the name of such person, all executive officers as a group and all directors and executive officers as a group includes the shares of common stock issuable pursuant to presently exercisable stock options. However, the shares of common stock so issuable upon exercise by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(2)
Includes 70,682 shares of common stock directly owned by Mr. Wilmers and 140,750 shares purchasable pursuant to presently exercisable stock options.

(3)
Includes 5,996 shares of common stock directly owned by Mr. Herrmann and 38,150 shares purchasable pursuant to presently exercisable stock options.

(4)
Includes 3,000 shares of common stock directly owned by Mr. Boegner and 60,500 shares purchasable pursuant to presently exercisable stock options.

(5)
Includes 122,250 shares of common stock directly owned by Mr. Welsh and 23,625 shares purchasable pursuant to presently exercisable stock options.

(6)
Includes 244,600 shares of common stock directly owned by Mr. Beach and 23,625 shares purchasable pursuant to presently exercisable stock options.

(7)
Includes 24,625 shares of common stock directly owned by Mr. Abramson and 23,625 shares purchasable pursuant to presently exercisable stock options.

(8)
Includes 3,500 shares of common stock directly owned by Mr. LeBaron and 23,625 shares purchasable pursuant to presently exercisable stock options.

(9)
Includes 47,250 shares purchasable pursuant to presently exercisable stock options.

(10)
Includes 474,653 shares of common stock owned directly by all directors and executive officers as a group and 381,150 shares purchasable pursuant to presently exercisable stock options.

(11)
Includes 79,678 shares of common stock owned directly by all executive officers and 239,400 shares purchasable pursuant to presently exercisable stock options.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Summary

        The following is a list of the names and ages of the current executive officers of the Company, their business history for at least the last five years and their term of office with the Company.

Name	Age	Position and Principal Occupation	Officer Since
John P. Wilmers	63	Director of Company; President and CEO of Company since March 1997; previously Executive Vice President of Company since 1992; joined Company in 1981 and has served in various capacities thereafter.	1988
Ray F. Boegner	58	Senior Vice President; previously Senior Vice President of Sales; Vice President of Sales prior to November 1996; joined Company in 1985.	1997
Kevin S. Herrmann	42	CFO, Secretary and Treasurer since November 2006; joined the Company as Controller in 1997.	2006
Christopher D. Stark	47	Vice President of Operations since April 2007. Served as General Manager for Nobbies, Inc. since 1999.	2007

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

        Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including the provisions of any existing employment contract with an executive officer, evaluation of the executive officer's performance, the level of responsibility associated with the executive officer's office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers' compensation are base salary, short-term cash incentives and long-term incentives in the form of restricted stock.

        The Compensation Committee engages Compensation Strategies as the Committee's independent executive compensation consultant as needed. Compensation Strategies reports directly to the Committee and provides advice on the structure and amounts of executive and director compensation.

Base Salary

        The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution. Base salaries have historically been reviewed annually and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

        The Compensation Committee reviews and establishes the base salary of the Chief Executive Officer based on independent competitive data, his leadership in establishing performance standards in the conduct of the Company's business, and its expectation as to his future contributions in directing the long-term success of the Company and its business. The Committee increased Mr. Wilmers base salary to $270,000 effective January 1, 2008.

Short-term Incentive Plan

        During 2007, the Board of Directors approved a Short-Term Incentive Plan, to replace the Company's previous Profit Sharing Plans. The Committee believes an annual bonus under the Short-Term Incentive Plan given to key employees, including executive officers, should be based on optimizing profits and prudent management of the capital employed in the business. The Short-Term Incentive Plan is an annual cash incentive program that provides the executives cash bonuses if the Company achieves certain financial goals. Each payout is further subject to the achievement of certain individual goals, as defined. No bonus was paid under the plan during 2007, as the financial targets were not achieved.

Stock Plans

        During 2005, the Committee adopted and the stockholders subsequently approved, the 2005 Restricted Stock Plan. The Committee believes that the Restricted Stock Plan provides a mechanism to link executive and stockholder interests and assists the Company in attracting and retaining key executives. No restricted stock has been granted since the plan's inception date. The Company also has an Employee Stock Purchase Plan to provide a method by which eligible employees may purchase common stock on a discounted basis through payroll deductions. The maximum number of shares of common stock that can be purchased by an eligible employee pursuant to any plan year is two thousand shares. The Committee believes that participation in the plan provides eligible employees at all levels with a greater incentive to contribute to the success of the Company.

Retirement and Savings 401(k) Plan

        The Company has adopted a Retirement and Savings 401(k) Plan, which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the "Code"), including the provisions of Section 401(k). All employees of Ballantyne who are at least eighteen years old and who have completed six months of service are eligible to participate in the Plan.

        Each participant may defer up to 100% of their compensation. The Company will match 50% of the amount deferred up to 6% of their compensation. In addition, the Company may elect, at the discretion of the Board, to contribute an additional amount. All contributions to the Plan are nonforfeitable. For 2007, no participant could contribute more than $15,500 to the Plan and receive a deduction for federal income tax purposes while certain participants age 50 or older could contribute up to $20,500.

        Benefits may be distributed to participants or their beneficiaries, as the case may be, in the event of a Participant's death, retirement or other termination of service, or, if the participant so requests, on reaching age 59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

        Contributions to the Plan made by the Company on behalf of Messrs. Wilmers, Herrmann, Boegner and Stark are included in the Summary Compensation Table.

Employment Contracts

        Mr. Wilmers' base compensation was $255,000 per year during fiscal 2007. During 2008, Mr. Wilmers' base compensation rose to $270,000. He is also eligible to participate in the short-term incentive plan and other normal employee benefits. Mr. Wilmer's employment contract expires in January 2009.

        Mr. Herrmann's base compensation was $140,000 per year during fiscal year 2007. During 2008, Mr. Herrmann's compensation rose to $150,000. He is eligible to participate in the short-term incentive plan and other normal employee benefits. Mr. Herrmann's employment contract expires in May 2008.

        Mr. Boegner's base compensation was $180,000 per year during fiscal 2007. During 2008, Mr. Boegner's base compensation rose to $189,000. He is eligible to participate in the short-term incentive plan and other normal employee benefits. Mr. Boegner's employment contract expires in January 2009.

        Mr. Stark's base compensation was $160,000 per year during fiscal year 2007. During 2008, Mr. Stark's base compensation rose to $165,000. He is eligible to participate in the short-term incentive plan and other normal employee benefits. Mr. Stark's employment contract expires in November 2008.

        In the event Mr. Wilmer's employment agreement is terminated other than for cause, Mr. Wilmers is entitled to receive, in addition to his accrued but unpaid salary, any bonus payment he would have been entitled to receive under the Short-Term Incentive Plan had his employment not been terminated. The value of this bonus benefit, assuming termination date of December 31, 2007, as required by SEC rules, was $0.

        In the event that their employment agreements are not renewed at the expiration of their terms, Messrs. Wilmers, Herrmann, Boegner and Stark are entitled to severance benefits pursuant to the Company's then-existing severance policy or a minimum of one week of severance for each year of employment and all then-existing insurance benefits will continue during the severance period. Assuming a termination date of December 31, 2007, as required by SEC rules and assuming applicability of the Company's then-existing severance policy of providing employees with over 10 years of service with two weeks for each year of employment, the approximate value of the severance benefits would have been approximately $307,402 for Mr. Wilmers, $75,253 for Mr. Herrmann and $185,597 for Mr. Boegner. The value of severance benefits for Mr. Stark under the same assumptions, given the then-existing policy of providing employees with under 5 years of service with 1 week for each year of employment would have been approximately $7,309.

        Messrs. Wilmer's, Herrmann's, Boegner's and Stark's employment agreements provide that in the event the Company is the subject of a sale transaction, either of its assets or stock, the purchaser must assume the employment agreements. They further provide for an automatic extension for a period of three years from the closing date of such transaction.

        Mr. Wilmer's employment agreement obligates the Company to continue medical insurance coverage at the Company's expense for him and his eligible dependents until he reaches age 65, and for his spouse until she reaches age 65 notwithstanding expiration of the agreement, provided that Mr. Wilmers is employed by the Company until at least age 62. After attaining age 65, Mr. Wilmers and his eligible dependents are entitled to medical insurance coverage, to the extend that, the Company provides such coverage for other retired senior executives. The Company will provide medical coverage for Mr. Wilmer's spouse until she reaches age 65 provided Mr. Wilmers remains employed by the Company until his retirement. As of December 31, 2007, the Company has accrued approximately $226,000 toward his obligation.

        The Company's obligations under the employment agreements with all four executives are conditioned upon their compliance with the terms of the agreement with include, as applicable, provisions concerning non-disclosure of confidential information and covenants not to solicit the Company's customers and employees.

Compensation Committee Interlocks and Insider Participation

        During 2007 there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities and Exchange Act of 1934.

Compensation Committee Report

        The Compensation Committee oversees the Company's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management with Compensation Discussion and Analysis set forth in the Proxy Statement and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

  William F. Welsh, II (Chair)
  Christopher E. Beach
  Mark D. Hasebroock
  Marc E. LeBaron

Summary Compensation Table

        The following table sets forth a summary of the compensation paid to the Chief Executive Officer and three other executive officers of the Company for the fiscal years ended December 31, 2007, 2006, and 2005.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock award(s) ($) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan Comp. ($) (g)	Change in Pension Value & Nonqualified Def. Comp. Earnings ($) (h)	All Other Compen- sation ($)(3)(i)	Total ($)(j)
John P. Wilmers, President and Chief Executive Officer	2007 2006 2005	255,000 245,000 235,000	— — 134,708	— — —	— — —	— — —	— — —	21,596 21,295 20,669	276,596 266,295 390,377
Kevin Herrmann,(1) Chief Financial Officer, Secretary and Treasurer	2007 2006	140,000 107,146	— —	— —	— —	— —	— —	12,569 6,837	152,569 113,983
Ray F. Boegner, Senior Vice President	2007 2006 2005	180,000 169,000 161,000	— — 102,892	— — —	— — —	— — —	— — —	13,413 13,104 10,700	193,413 182,104 274,592
Christopher D. Stark(2) Vice President of Operations	2007	104,615	—	—	—	—	—	388	105,003

(1)
Mr. Herrmann was promoted to Chief Financial Officer, Secretary and Treasurer in November 2006;

(2)
Mr. Stark was appointed Vice President of Operations in April 2007;

(3)
The Company provides its executives with certain employee benefits. These benefits include excess life and disability insurance, certain auto expenses and contributions made by the Company under the Ballantyne Retirement and Savings Plan described herein and are identified and quantified for 2007 below:

	Mr. Wilmers	Mr. Herrmann	Mr. Boegner	Mr. Stark
Car Expenses	$10,402	7,925	5,691	—
Employer match on Retirement and Savings Plan	7,630	4,200	5,400	—
Excess life and disability insurance	3,564	444	2,322	388

Total All Other Compensation	$21,596	12,569	13,413	388

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number Of Shares Of Units Of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John P. Wilmers	15,750 125,000	—	—	7.30 0.62	12/22/2008 04/30/2012	—	—	—	—
Kevin S. Herrmann	3,150 35,000	—	—	7.30 0.63	12/22/2008 05/05/2012	—	—	—	—
Ray F. Boegner	10,500 50,000	—	—	7.30 0.62	12/22/2008 04/30/2012	—	—	—	—
Christopher D. Stark	—	—	—	—	—	—	—	—	—

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
No options exercised or vested during fiscal year 2007

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit (#)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
John P. Wilmers, Chief Executive Officer	Postretirement Benefit Plan	26	226,087	—

(1)
Years of credited service under the plan are equivalent to the years of total service for the employee through December 31, 2007.

Director Compensation

	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Comp. Earn. ($)	All Other Comp. ($)	Total ($)
Alvin Abramson(1)	30,750	—	7,529	—	—	—	38,279
Christopher E. Beach(2)	26,000	—	21,938	—	—	—	47,938
Mark D. Hasebroock(2)	27,000	—	21,938	—	—	—	48,938
Marc E. LeBaron(2)	27,000	—	7,529	—	—	—	34,529
William F. Welsh, II(2)	27,000	—	7,529	—	—	—	34,529

(1)
In 2007, Mr. Abramson received (a) an annual retainer of $25,000 which consisted of a $20,000 retainer received as director compensation and a $5,000 retainer received as Chairman of the audit committee; (b) $1,000 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, the director is reimbursed for his expenses of attending Board meetings.

(2)
In 2007, Messrs. Beach, Hasebroock, LeBaron and Welsh received (a) an annual retainer of $20,000; (b) $1,000 for each Board meeting attended; and (c) $500 for each Board meeting held via teleconferencing. Although not included in the above table, the directors are reimbursed for their expenses of attending Board meetings.

(3)
New directors are automatically granted 23,625 stock options on the first business day after election. They are automatically granted an additional 23,625 stock options every three years as long as they continue to serve on the Board. The stock options vest at a rate of 7,875 shares on the first business day after election and then continue to vest at an additional rate of 7,875 on the first business day after each annual stockholders meeting, assuming they continue to serve on the Board. The stock options have a term of five years and have an exercise price of the fair value on the date of initial grant. See footnote 2 to the Company's consolidated financial statements for the assumptions used in valuing and expensing these awards. As discussed in Proposal II, the Board, subject to stockholder approval, has approved a Restricted Stock Plan to replace the current Stock Option Plan for Non-employee Directors.

Outstanding stock option awards of the December 31 were as follows: Messrs. Abramson, Beach, LeBaron and Welsh, 23,625 shares and Mr. Hasebroock, 47,250 shares.

The Company does not pay directors who are also officers or employees of the Company additional compensation for their service as directors.

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Audit Committee is comprised of Alvin Abramson (as Chairman), Christopher E. Beach, Marc D. Hasebroock and Marc E. LeBaron, each of whom is an independent director of the Company under the rules adopted by Securities and Exchange Commission and the American Stock Exchange.

        The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

        During the year ended December 31, 2007, the Company's independent registered public accounting firm discussed with the Audit Committee issues required to be discussed by SAS No. 61 "Communications with Audit Committees" as amended by SAS No. 90, "Audit Committee Communications." SAS No. 61, as amended by SAS No. 90, specifies that the discussion should involve management and include such matters as the consistency, clarity and completeness of accounting policies and disclosures.

        The Audit Committee reviewed the Company's audited financial statements, the Company's unaudited quarterly consolidated financial statements and met with both management and KPMG LLP to discuss those consolidated financial statements. Management has represented to the Audit Committee that those consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

        The Audit Committee has received and reviewed written disclosures from KPMG LLP required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees" (concerning matters that may affect an auditor's independence) and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with their independence.

        Based upon its review and the discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

        The foregoing report is submitted by the Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations there under.

  Alvin Abramson (Chair)
  Mark D. Hasebroock
  Mark E. LeBaron
  Christopher E. Beach

PERFORMANCE GRAPH

        The following performance graph shows the cumulative total return on the Company's common stock, the S & P 500 Market Value Index and a peer group for the past five years. The peer group is made up of two corporations (namely Concord Camera Corp and Optibase Limited). The peer group is comprised of companies with a market capitalization between approximately $54 million and $349 million, each of which is engaged in the sale of products related to the theater, motion picture or image capturing or image projection businesses. The Company is unable to identify, for comparison purposes, any public industry or line-of-business indices because the small number of companies offering similar or competing products are divisions or subsidiaries of much larger, diversified companies.

        The performance graph assumes the value of the investment in the common stock and each index was $100 and that all dividends were reinvested.

COMPARSION OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Ballantyne of Omaha, Inc., The S & P 500 Index And A Peer Group

*
$100 invested on 12/31/02 in stock or index including reinvestment of dividends. Fiscal year ended December 31.

        Copyright © 2008, Standard & Poor's, a division of the McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
Ballantyne of Omaha, Inc.
	12/02	12/03	12/04	12/05	12/06	12/07
Ballantyne of Omaha, Inc.	$100.00	$381.58	$592.11	$643.42	$696.05	$769.74
S&P 500	$100.00	$128.68	$142.69	$149.70	$173.34	$182.87
Peer Group	$100.00	$189.89	$71.78	$47.59	$37.00	$25.05

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Ballantyne believes that all persons, subject to these reporting requirements filed the required reports on a timely basis during 2007.

Independent Registered Public Accountants

        Representatives of KPMG LLP, the independent registered public accountants for the Company for the most recently completed fiscal year, are expected to be present at the stockholders' meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from stockholders. The following table sets forth the aggregate fees for professional service rendered by KPMG LLP for each of the last two fiscal years:

Category of Fee	2007	2006
Audit Fees (1)	$399,999	$155,780
Audit Related Fees(2)	115,871	—
Tax Fees(3)	60,400	52,450
All Other Fees(4)	154,865	—

Total	$731,135	$208,230

(1)
Audit fees consist of the audit of the Company's financial statements, the review of the Company's quarterly financial statements and an audit conducted over an acquired entity for compliance with regulatory filing requirements.

(2)
Audit-Related fees consisted of financial due diligence related to completed acquisitions and other accounting compliance assistance.

(3)
Tax fees were related to tax compliance.

(4)
All Other fees were for financial due diligence related to acquisition targets.

        The Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the Securities and Exchange Commission.

        There were no fees billed by KPMG LLP for the Company's most recent fiscal year for professional services rendered in connection with financial information systems design and implementation.

        The Company's independent registered public accountants for the current fiscal year has not been selected and is pending approval by the Audit Committee.

APPENDIX A

BALLANTYNE OF OMAHA, INC.
NON-EMPLOYEE DIRECTORS' RESTRICTED STOCK PLAN

1.     PURPOSE.

        The purpose of the Ballantyne of Omaha, Inc. Restricted Stock Plan is to provide incentives, which are linked directly to increases in stockholder value, to Non-Employee Directors, in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company.

2.     DEFINITIONS.

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Affiliates" means any partnership, corporation, firm, joint venture, association, trust, limited liability company, unincorporated organization or other entity (other than a Subsidiary) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. The term "controlled by" means the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interests or voting securities, as the case may be, by contract or otherwise.

          (b)   "Award" means any Restricted Share granted to an Eligible Director under the Plan.

          (c)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (d)   "Beneficiary" means the person, persons, trust or trusts which have been designated by an Eligible Director in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Director, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

          (g)   "Committee" means a committee appointed by the Board to administer the Plan as provided in Section 3(a).

          (h)   "Company" means Ballantyne of Omaha, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

          (i)    "Eligible Director" means any individual who (i) is now, or hereafter becomes, a member of the Board; (ii) is neither an Employee nor an Officer of the Company or of any Subsidiary or Affiliate on the date of the grant of the Award; and (iii) has not elected to decline to participate in the Plan pursuant to the immediately succeeding sentence. A Director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Corporate Secretary.

          (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

          (k)   "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date in question (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

          (l)    "Officer" means an individual elected or appointed by the Board or by the board of directors of a Subsidiary, or chosen in such other manner as may be prescribed by the by-laws of the Company or a Subsidiary, as the case may be, to serve as such. A Chairman of the Board who is not also an employee of the Company shall not be considered an Officer.

          (m)  "Participant" means an Eligible Director who has been granted an Award under the Plan.

          (n)   "Plan" means this Ballantyne of Omaha, Inc. Non-Employee Directors' Restricted Stock Plan.

          (o)   "Restricted Shares" means an Award of Shares under Section 5 hereof that may be subject to certain restrictions and to a risk of forfeiture.

          (p)   "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (q)   "Subsidiary" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other entities in the chain, unless the Committee determines to exclude the entity from this definition.

3.     ADMINISTRATION.

          (a)   Composition and Authority of the Committee.    The Plan shall be administered by a the Compensation Committee. All awards made by the Compensation Committee shall be subject to the approval of the Board.

          (b)   Manner of Exercise of Committee Authority.    The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Directors, any person claiming any rights under the Plan from or through any Eligible Directors and stockholders of any of the foregoing. The Committee may delegate to other members of the Board or officers or managers of the company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan.

          (c)   Limitation of Liability.    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by an officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.     SHARES SUBJECT TO THE PLAN.

          (a)   Subject to adjustment as provided in Section 4(b) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 120,000 Shares. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered, or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

          (b)   In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Directors under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, and (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

          (c)   Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.     SPECIFIC TERMS OF AWARDS.

          (a)   General.    Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 7(d) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b)   Restricted Shares.    The Committee is authorized to grant Restricted Shares to Eligible Directors on the following terms and conditions:

              (i)  Issuance and Restrictions.    Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Director granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

             (ii)  Forfeiture.    Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

            (iii)  Certificates for Shares.    Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Director, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the Certificate.

            (iv)  Dividends.    Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

          (c)   Grants.    Any Eligible Director shall be entitled to an award of Restricted Shares automatically on the next succeeding business day following their election to the Board, and on the next succeeding business day after each annual meeting of the shareholders, provided that said Eligible Director shall continue to be a member of the Board on the date of such grant. An Eligible Director who shall receive a grant of Restricted Shares shall be prohibited from selling any of said shares for a period from the date of the issuance of said Restricted Shares until the day prior to the next annual meeting of the Shareholders, following the issuance of said Restricted Shares. In the event that any Eligible Director shall cease to be an Eligible Director prior to that time any such grant shall lapse, and in that event said Eligible Director shall forfeit all Restricted Shares still subject to such restriction.

6.     CERTAIN PROVISIONS APPLICABLE TO AWARDS.

          (a)   Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant or maturation of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes, or other property, and may be made in a single payment or transfer, in installments, or on a deferred bases. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid non-deductibility of the payment under Section 162(m) of the Code.

          (b)   Nontransferability.    Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Director except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation). An Eligible Director's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Director's creditors.

          (c)   Noncompetition.    The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.     GENERAL PROVISIONS.

          (a)   Compliance with Legal and Trading Requirements.    The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, any may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

          (b)   No Right to Continued Service.    Neither the Plan nor any action taken there under shall be construed as giving any Director the right to be retained as a Non-Employee Director of the Company or any of its Subsidiaries or Affiliates.

          (c)   Taxes.    The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Director, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Directors to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Director's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state, local and foreign law.

          (d)   Changes to the Plans and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company's stockholders to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

          (e)   No Rights to Awards; No Stockholder Rights.    No Award shall confer on any Eligible Director any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Directors in accordance with the terms of the Award.

          (f)    Unfunded Status of Awards.    With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

          (g)   Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

          (h)   Not Compensation for Benefit Plans.    No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise.

          (i)    No Fractional Shares.    Unless otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j)    Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws thereof.

          (k)   Effective Date; Plan Termination. The Plan shall become effective as of its approval by the stockholders at the 2008 Annual Meeting (the "Effective Date"). The Plan shall terminate as to future awards on the date which is five (5) years after the Effective Date.

          (l)    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

8.     EXECUTION.

        To record the adoption of the Plan to read as set forth herein, the Company has caused the Plan to be signed by its President and attested by its Secretary on March 31, 2008.

BALLANTYNE OF OMAHA, INC.
		By:	/s/ JOHN P. WILMERS John P. Wilmers, President
ATTEST:
By:	/s/ KEVIN HERRMANN Kevin Herrmann, Secretary

BALLANTYNE OF OMAHA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 2008

The undersigned hereby appoints John P. Wilmers and Kevin S. Herrmann, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Ballantyne of Omaha, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the Hilton Hotel, Blackstone Room, 1001 Cass Street, Omaha, Nebraska 68102, on the 21st day of May 2008 at 9:00 a.m. (CDT) or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED, FOR THE ADOPTION OF THE NON-EMPLOYEE DIRECTOR’S RESTRICTED STOCK PLAN AND IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Ballantyne of Omaha, Inc. account online.

Access your Ballantyne of Omaha, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Ballantyne of Omaha, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

	FOR ALL	WITHHELD
	NOMINEES	AUTHORITY
	LISTED	TO VOTE FOR
	BELOW	ALL NOMINEES	FOR ALL
Proposal 1.		LISTED BELOW	EXCEPT

ELECTION OF DIRECTORS	☐	☐	☐

Nominees:
01 Alvin Abramson
02 Marc E. LeBaron
03 John P. Wilmers

(Instructions: To withhold authority to vote for any individual nominee, mark the “For All Except” box and write the nominee’s name on the space provided below.)

Proposal 2.	FOR	AGAINST	ABSTAIN

Proposal to adopt Non-Employee Directors Restricted Stock Plan	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/btn	OR	TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

QuickLinks

NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held at Hilton Hotel Blackstone Room 1001 Cass Street Omaha, NE 68102
on
Wednesday, May 21, 2008 at 9:00 a.m. (Central time)
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held May 21, 2008
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2008
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE
COMPENSATION COMMITTEE
NOMINATING COMMITTEE
PROPOSAL 2 APPROVAL OF NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
Options Exercised and Stock Vested
Pension Benefits
Director Compensation
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
COMPARSION OF 5 YEAR CUMULATIVE TOTAL RETURN* Among Ballantyne of Omaha, Inc., The S & P 500 Index And A Peer Group
ADDITIONAL INFORMATION
APPENDIX A BALLANTYNE OF OMAHA, INC. NON-EMPLOYEE DIRECTORS' RESTRICTED STOCK PLAN